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                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER,

                         DATED AS OF FEBRUARY 26, 2003,

                                  BY AND AMONG

                         ELECTRONICS FOR IMAGING, INC.,

                        STRATEGIC VALUE ENGINEERING, INC.

                                       AND

                            PRINTCAFE SOFTWARE, INC.



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                                TABLE OF CONTENTS

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ARTICLE 1    THE MERGER                                                            1

      Section 1.1 The Merger.................................................      1
      Section 1.2 The Closing................................................      1
      Section 1.3 Effective Time.............................................      2
      Section 1.4 Effects of the Merger......................................      2
      Section 1.5 Certificate of Incorporation and Bylaws....................      2
      Section 1.6 Board of Directors and Officers............................      2

ARTICLE 2    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS; EXCHANGE OF CERTIFICATES                                3

      Section 2.1 Effect on Capital Stock....................................      3
      Section 2.2 Election Procedures........................................      4
      Section 2.3 Exchange of Certificates...................................      5
      Section 2.4 Dissenting Shares..........................................      8
      Section 2.5 Company Stock Options; Restricted Shares; ESPP.............      8
      Section 2.6 Certain Adjustments........................................     11

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Section 3.1 Organization, Standing and Corporate Power.................     11
      Section 3.2 Title to Assets; Subsidiaries..............................     11
      Section 3.3 Capital Structure..........................................     12
      Section 3.4 Authority; Noncontravention................................     13
      Section 3.5 SEC Documents; Undisclosed Liabilities.....................     15
      Section 3.6 Intellectual Property......................................     16
      Section 3.7 Absence of Certain Changes or Events.......................     17
      Section 3.8 Litigation.................................................     18
      Section 3.9 Certain Contracts..........................................     18
      Section 3.10 Customers ................................................     19
      Section 3.11 Compliance with Applicable Laws ..........................     19
      Section 3.12 Benefit Plans ............................................     20
      Section 3.13 Taxes ....................................................     22
      Section 3.14 Information Supplied .....................................     24
      Section 3.15 Voting Requirements ......................................     25
      Section 3.16 State Takeover Statutes ..................................     25
      Section 3.17 Brokers ..................................................     25
      Section 3.18 Opinion of Financial Advisor .............................     25
      Section 3.19 Absence of Questionable Payments .........................     25
      Section 3.20 Insider Interests ........................................     26
      Section 3.21 Rights Agreement .........................................     26
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
ARTICLE 4    REPRESENTATIONS OF THE PARENT AND MERGER SUB                         26

      Section 4.1 Organization, Standing and Corporate Power.................     26
      Section 4.2 Capital Structure..........................................     26
      Section 4.3 Authority; Noncontravention................................     27
      Section 4.4 SEC Documents; Undisclosed Liabilities.....................     28
      Section 4.5 Information Supplied.......................................     28
      Section 4.6 Absence of Certain Changes or Events.......................     29
      Section 4.7 Voting Requirements........................................     29
      Section 4.8 Operations of Merger Sub...................................     29
      Section 4.9 Litigation.................................................     29
      Section 4.10 Brokers ..................................................     29
      Section 4.11 Absence of Questionable Payments .........................     29
      Section 4.12 Insider Interests ........................................     29

ARTICLE 5    COVENANTS                                                            30

      Section 5.1 Conduct of the Company's Business..........................     30
      Section 5.2 Advice of Changes..........................................     32
      Section 5.3 No Solicitation by the Company.............................     32
      Section 5.4 The Form S-4 and the Proxy Statement; the Stockholders
                  Meeting....................................................     34
      Section 5.5 Letters of the Company's Accountants.......................     35
      Section 5.6 Access to Information; Confidentiality.....................     35
      Section 5.7 Reasonable Efforts.........................................     36
      Section 5.8 Employee Matters...........................................     37
      Section 5.9 Indemnification, Exculpation and Insurance.................     38
      Section 5.10 Fees and Expenses ........................................     39
      Section 5.11 Public Announcements .....................................     39
      Section 5.12 Affiliates ...............................................     39
      Section 5.13 Listing ..................................................     39
      Section 5.14 Litigation ...............................................     40
      Section 5.15 Rights Agreement .........................................     40
      Section 5.16 Obligations of Merger Sub; Voting of Shares ..............     40
      Section 5.17 Stockholders Agreement Legend ............................     40

ARTICLE 6    CONDITIONS PRECEDENT                                                 40

      Section 6.1 Conditions to Each Party's Obligation To Effect the Merger.     40
      Section 6.2 Conditions to Obligations of the Parent and Merger Sub.....     41
      Section 6.3 Conditions to Obligations of the Company...................     42

ARTICLE 7    TERMINATION                                                          42

      Section 7.1 Termination................................................     42
      Section 7.2 Effect of Termination......................................     43
      Section 7.3 Procedure for Termination..................................     43

ARTICLE 8    General Provisions                                                   44
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
      Section 8.1 Nonsurvival of Representations and Warranties..............     44
      Section 8.2 Amendment..................................................     44
      Section 8.3 Extension; Waiver..........................................     44
      Section 8.4 Notices....................................................     44
      Section 8.5 Definitions................................................     45
      Section 8.6 Construction and Interpretation............................     46
      Section 8.7 Counterparts...............................................     46
      Section 8.8 Entire Agreement; No Third-Party Beneficiaries.............     47
      Section 8.9 Governing Law..............................................     47
      Section 8.10 Assignment ...............................................     47
      Section 8.11 Enforcement ..............................................     47
      Section 8.12 Severability .............................................     48

      Annex I     Defined Terms Index........................................     I-1
      Exhibit A   Form of Stockholders Agreement.............................     A-1
      Exhibit B   Form of Affiliate Agreement................................     B-1
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                                      iii

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of February 26, 2003 (this "Agreement"), by and among Electronics for Imaging, Inc., a Delaware corporation (the "Parent"), Strategic Value Engineering, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Parent ("Merger Sub"), and Printcafe Software, Inc., a Delaware corporation (the "Company").

                                    RECITALS

      The respective boards of directors of each of the Parent, Merger Sub and the Company (and, in the case of the Company, upon recommendation of a special committee of its board of directors) have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock"), other than shares owned by the Parent, Merger Sub or the Company and Dissenting Shares, will be converted into the right to receive Merger Consideration.

      Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the Parent and Merger Sub to enter into this Agreement, the Parent and certain stockholders of the Company (collectively, the "Stockholders") are entering into an agreement (the "Stockholders Agreement"), substantially in the form of Exhibit A, pursuant to which the Stockholders will agree to vote to adopt this Agreement and to take other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Stockholders Agreement.

                                    AGREEMENT

      In consideration of the foregoing and the mutual covenants and agreements in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                   THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

Section 1.2 The Closing. The closing of the Merger (the "Closing") will take place at 9:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties. The Closing will be held at the offices of Morgan Lewis & Bockius LLP, One Oxford Centre,

32nd Floor, Pittsburgh, Pennsylvania 15219-6401, or such other place as is agreed to by the parties.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "Effective Time").

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

Section 1.5 Certificate of Incorporation and Bylaws.

      (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that such certificate of incorporation is identical to the certificate of incorporation of Merger Sub immediately prior to the Effective Time, except that the Company's name shall be the name of the Surviving Corporation, and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      (b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that such bylaws are identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the Company's name shall be the name of the Surviving Corporation, and, as so amended, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.6 Board of Directors and Officers.

      (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, disability, resignation or removal or until their respective successors are duly elected and qualified.

      (b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, disability, resignation or removal or until their respective successors are duly elected and qualified.


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                                   ARTICLE 2
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
            OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

      (a) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation.

      (b) Each share of Company Common Stock that is owned by the Company, Merger Sub or the Parent shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

      (c) Subject to the provisions of this Article 2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive the Merger Consideration. Each holder of a share of Company Common Stock shall have the right to elect, in accordance with the procedures set forth in Section 2.2 and subject to Sections
2.2 and 2.3, to receive the following as Merger Consideration:

      (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.2 (a "Cash Election"), the right to receive in cash the Transaction Value (the "Cash Consideration");

      (ii) for each share of Company Common Stock with respect to which an election to receive shares of common stock, par value $.01 per share, of the Parent (the "Parent Common Stock"), has been effectively made and not revoked or lost pursuant to Section 2.2 (a "Stock Election"), the right to receive the Exchange Ratio of a share of Parent Common Stock (the "Stock Consideration"); and

      (iii) for each share of Company Common Stock with respect to which no Election has been effectively made or with respect to which an Election has been revoked or lost pursuant to Section 2.2 (collectively, "Non-Election Shares"), the right to receive the Cash Consideration.

      (d) The following terms shall have the following meanings:

      (i) "Closing Parent Share Value" means the average of the closing sales prices of Parent Common Stock quoted on the Nasdaq National Market for the ten consecutive trading days immediately preceding, and including, the fifth trading day before the date of the Company Stockholders Meeting, rounded to four decimal places.

      (ii) "Exchange Ratio" means the Transaction Value divided by the Closing Parent Share Value, rounded to four decimal places.

      (iii) "Transaction Value" means $2.60.


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      (iv) The Cash Consideration and the Stock Consideration are sometimes referred to collectively (and on a per share basis) as the "Merger
Consideration."

      (e) As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and, subject to Section 2.4, each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.3, without interest.

Section 2.2 Election Procedures. Each holder of record of shares (other than Dissenting Shares) of Company Common Stock ("Holder") shall have the right, subject to the limitations set forth in this Article 2, to submit an election in accordance with the following procedures:

      (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.2 (an "Election") (i) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

      (b) The Parent shall prepare a form reasonably acceptable to the Company (the "Form of Election") which shall be mailed to the Company's stockholders entitled to vote at the Company Stockholders Meeting so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline.

      (c) The Parent shall make the Form of Election initially available at the time that the Proxy Statement is made available to the stockholders of the Company, to such stockholders, and shall use commercially reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election initially be made available less than twenty days prior to the Election Deadline.

      (d) Any Election shall have been made properly only if the bank or trust company designated by the Parent (the "Exchange Agent"), shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the day before the Company Stockholders Meeting (the "Election Deadline"), a Form of Election properly completed and signed and accompanied by certificates representing the shares of Company Common Stock (the "Certificates") to which such Form of Election relates or by a customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by a guarantee of delivery within the time set forth in such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by the Parent, in its sole discretion. The Company and the Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen Business Days before, and at least five Business Days before, the Election Deadline.

      (e) Any Holder may, at any time prior to the Election Deadline, change his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If the Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

      (f) Any Holder may, at any time prior to the Election Deadline, revoke his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his, her or its Certificate, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by the Parent or the Company that this Agreement has been terminated in accordance with Article 7.

      (g) The Parent shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures in this Article 2. Neither the Parent nor the Exchange Agent shall have any obligation to inform the Holder of any such determination.

Section 2.3 Exchange of Certificates.

      (a) The Parent shall enter into an agreement with the Exchange Agent which shall provide that the Parent shall deposit with the Exchange Agent at the Effective Time, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, for exchange in accordance with this Article 2, certificates representing the shares of Parent Common Stock and the Cash Consideration (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, the Cash Consideration and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable or payable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

      (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Holder whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1 and who did not properly complete a Form of Election, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with either (x) an Election by Holders making an effective Election or (y) letter of transmittal by Holders not making an effective Election, in each case duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such

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Certificate shall receive in exchange therefor either (A) (1) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2,
(2) dividends or other distributions, if any, in accordance with Section 2.3(c), and (3) cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.3(e) or (B) a check representing that portion of the Cash Consideration issuable in respect of the shares of Company Common Stock formerly represented by such Certificate, and, in either case, the Certificate so surrendered shall forthwith be canceled. If a transfer of ownership of shares of Company Common Stock has not then been registered in the transfer records of the Company, the Merger Consideration issuable in respect of the shares of Company Common Stock formerly represented by such Certificate may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Parent that such Tax has been paid or is not applicable.

      (c) No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by the Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

      (d) All shares of Parent Common Stock issued and any cash paid pursuant to this Article 2 upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

      (e) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Parent. The Parent shall pay each former holder of shares of Company Common Stock an amount in cash equal to
(i) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled multiplied by (ii) the Closing Parent Share Value.

      (f) Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Parent for payment of their claim for Merger Consideration, any dividends or distributions with respect to the Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

      (g) None of the Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to the date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

      (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Parent. Any losses resulting from such investments shall not reduce the right of any holder of a Certificate to receive the amounts otherwise payable pursuant to this Article 2.

      (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect thereto and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

      (j) The Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the amounts otherwise payable to a holder of shares of Company Common Stock pursuant to this Article 2 such amounts as any of them reasonably determine to be required to be deducted and withheld under the Internal Revenue Code of 1986 (the "Code") or provisions of other Tax law. To the extent that such amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent, the Surviving Corporation or the Exchange Agent.

Section 2.4 Dissenting Shares.

      (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock as to which the holder thereof has demanded and properly perfected appraisal in accordance with Section 262 of the DGCL and has neither effectively withdrawn nor lost the right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive Merger Consideration, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

      (b) Notwithstanding the provisions of Section 2.4(a), if any holder of shares of Company Common Stock who demands appraisal of shares of Company Common Stock under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Sections 2.1 and 2.2, without interest, upon surrender of the Certificates representing such shares of Company Common Stock pursuant to Section 2.3.

      (c) The Company shall give the Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, withdrawals of such demands and any other instruments related to Dissenting Shares received by the Company or any of its directors or officers and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of the Parent, the Company shall not voluntarily make any payment, admissions or statements against interest with respect to any demands for appraisal, or settle or offer to settle any such demands.

Section 2.5 Company Stock Options; Restricted Shares; ESPP.

      (a) At the Effective Time, the Parent shall assume each Adjusted Option, subject to the provisions of this Section 2.5. As soon as practicable following the date of this Agreement, the board of directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following as of the Effective Time:

      (i) adjust the terms of all outstanding Company Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, plus (B) the product of ((x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the Cash Consideration divided by (z) the Closing Parent Share Value (each, as so adjusted, an "Adjusted Option");

      (ii) provide that an Adjusted Option may not be assigned, except to the extent that its predecessor Company Stock Option could be assigned under the terms of the applicable Company Stock Plan; and

      (iii) make such other changes to the Company Stock Plans as the Company and the Parent may agree are appropriate to give effect to the Merger.

      No cash Merger Consideration will be paid with respect to any Adjusted Option. The exercise price per share of Parent Common Stock issuable upon exercise of an Adjusted Option shall be equal to the quotient obtained by dividing (x) the aggregate exercise price payable for shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time by (y) the number of shares of Parent Common Stock subject to the Adjusted Option immediately after the assumption and rounding up to the next whole cent. For purposes of adjusting Company Stock Options pursuant to this Section 2.5(a), each Company Stock Option shall be adjusted separately and shall not be aggregated with any other Company Stock Option held by the same holder.

      (b) After the Effective Time, the Parent shall deliver to the holders of Company Stock Options notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements have been assumed by the Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger). The Parent shall reserve for issuance from its authorized but unissued shares of Parent Common Stock a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options.

      (c) The parties intend that the assumption of Company Stock Options pursuant to this Section 2.5 shall satisfy the provisions of Section 424(a) of the Code and that each Adjusted Option shall qualify, to the maximum permissible extent, as incentive stock options under Section 422 of the Code to the extent its predecessor Company Stock Option qualified as an incentive stock option under Section 422 of the Code immediately prior to the Effective Time.

      (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by following procedures to be communicated by the Parent in the notice contemplated by Section 2.5(b), together with the consideration therefor and the federal withholding Tax information, if any, required in accordance with the related the Company Stock Plan.

      (e) Except as otherwise contemplated by this Section 2.5 and except to the extent described in Section 3.3 of the Company Disclosure Letter, all restrictions or limitations on transfer and vesting with respect to the Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Company Stock Options after giving effect to the Merger and the assumption by the Parent as set forth above.

      (f) As soon as practicable following the Effective Time and in any event within five Business Days following the Effective Time, the Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as the Adjusted Options remain outstanding. The Company shall cooperate with, and assist the Parent in the preparation of, such registration statement. The Parent shall not be required to register any shares of Parent Common Stock that are subject to an Adjusted Option that may not be registered on Form S-8.

      (g) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are otherwise subject to a repurchase option, risk of forfeiture or other condition under any Company Stock Option Plan or any applicable Contract, then (except to the extent those shares vest by virtue of the Merger pursuant to the express terms of the documents governing those shares) the shares of Parent Common Stock issued in exchange for such unvested shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly bear any appropriate legends. In addition, any portion of the Cash Consideration payable with respect to those outstanding unvested shares shall be held by the Parent and shall be paid out if, as and when those shares vest in accordance with the vesting schedule in effect for such shares immediately prior to the Effective Time. Any cash held with respect to unvested shares repurchased by the Parent shall revert to the Parent. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, the Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. Section 2.6(g) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of all holders of shares of Company Common Stock that are subject to such repurchase options, forfeiture provisions or other restrictions and the nature of those options, provisions or restrictions.

      (h) Outstanding purchase rights under the Company's 2002 Employee Stock Purchase Plan (the "Company ESPP") shall be exercised immediately prior to the Effective Time, and each participant in the Company ESPP will accordingly be issued shares of Company Common Stock at that time which shall be converted into Merger Consideration pursuant to Sections 2.1 and 2.2. The Company's board of directors (or the committee thereof administering the Company ESPP) shall take whatever action may be required to amend the Company ESPP to provide for such exercise date and to terminate the Company ESPP with that exercise date so that no further purchase rights shall be subsequently granted or exercised under the Company ESPP.

      (i) All warrants to purchase shares of Company Common Stock (the "Company Warrants") that are outstanding and unexercised at the Effective Time, shall, unless otherwise expressly provided by the terms of such Company Warrant, (i) remain subject to any vesting requirements applicable to such Company Warrant, and (ii) be exercisable for the Cash

Consideration applicable to the number of shares of Company Common Stock that may be acquired upon exercise of such Company Warrant.

Section 2.6 Certain Adjustments. If the Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Stock Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure letter delivered by the Company to the Parent concurrently with the execution of this Agreement (the "Company Disclosure Letter") and making reference to the particular Section of this Agreement to which exception is being taken, including by cross-reference to any other section of the Company Disclosure Letter to which such disclosure relates, the Company represents and warrants to the Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Corporate Power. The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, licensing, or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has provided to the Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, as amended to the date of this Agreement.

Section 3.2 Title to Assets; Subsidiaries.

      (a) The Company and its Subsidiaries have good and marketable title to, or the right to use, the assets and properties owned by them or used in their respective businesses, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens"), except for (i) Liens securing indebtedness disclosed in
Section 3.5(c) of the Company Disclosure Letter, (ii) purchase money security interests arising by operation of law with respect to assets acquired in the ordinary course of business subsequent to December 31, 2002, (iii) any (A) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business which are not delinquent and which in the aggregate are not material in amount, and do not interfere with the present use of the assets of the Company or any of its Subsidiaries to which they apply; (B) Liens for current Taxes not yet due and payable; (C) Liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and (iv) with respect to any asset of the Company or any of its Subsidiaries which consists of a leasehold or other possessory interest in real property, all Liens, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) not known to the Company or such Subsidiary to which the underlying fee estate in such real property is subject which were not created by or incurred by the Company or its Subsidiaries (the Liens referred to in clauses
(i) through (iv) are collectively, "Permitted Liens").

      (b) Section 3.2 of the Company Disclosure Letter sets forth a true and complete list of each of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in (other than shares held by directors or officers of the Company or its Subsidiaries for regulatory reasons), each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except restrictions arising under applicable securities laws.

Section 3.3 Capital Structure.

      (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the "Company Authorized Preferred Stock"). At the close of business on February 20, 2003, (i) 10,632,877 shares of Company Common Stock were issued and outstanding; (ii) 10,732 shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Authorized Preferred Stock were issued or outstanding; (iv) 1,942,895 shares of Company Common Stock were reserved for issuance pursuant to the Prograph Systems, Inc. 1999 Stock Option/Stock Incentive Plan, the Company ESPP, the Company's 2000 Stock Incentive Plan, the Company's 2002 Key Executive Stock Incentive Plan and the Company's 2002 Stock Incentive Plan (such plans, collectively, the "Company Stock Plans") (of which 1,287,097 shares are subject to outstanding Company Stock Options and 298,851 shares are reserved for issuance under the Company ESPP); (v) 133,354 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Warrants; and
(vi) 7,341,975 shares of Company Common Stock were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Company Common Stock issued pursuant to the Rights Agreement, dated as of February 13, 2003, by and between the Company and Mellon Investor Services LLC (the "Rights Agreement"). Except as set forth above, at the close of business on February 20, 2003, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Other than Company Stock Options, there are no outstanding stock appreciation rights, phantom shares or other rights to receive shares of Company Common Stock on a deferred basis or other rights linked to the value of shares of Company Common Stock granted under the Company Stock Plans or otherwise. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote are issued or outstanding or subject to issuance.

      (b) Concurrently with the delivery of this Agreement, the Company is delivering to the Parent a complete and correct list, as of February 20, 2003, of each holder of outstanding stock options or other rights to purchase or receive Company Common Stock (collectively, the "Company Stock Options") and each holder of Company Warrants, the number of shares of Company Common Stock subject to such Company Stock Option or Company Warrant, the name of the Company Stock Plan pursuant to which such Company Stock Option was granted, the exercise price of such Company Stock Option or Company Warrant, the vesting schedule of such Company Stock Option or Company Warrant, the extent to which such Company Stock Option or Company Warrant is vested, the Tax status under Section 422 of the Code of such Company Stock Option, the term of such Company Stock Option or Company Warrant and the events (including the Transactions or termination of service following the Merger) which could accelerate the vesting of such Company Stock Option or Company Warrant.

      (c) All outstanding shares of Company Common Stock are, and all shares which may be issued by the Company before the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.3 (including pursuant to the conversion or exercise of the securities referred to above) and except pursuant to Company Stock Options issued as expressly permitted by the terms of Section 5.1(b), (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by the Company free and clear of Liens), (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries, or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries and (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. Other than the capital stock of, or other equity interests in, its Subsidiaries, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. The terms of the Company Stock Plans and the provisions of the agreements evidencing such Company Stock Options expressly permit the assumption by the Parent of the outstanding Company Stock Options as provided in Section 2.5, without the consent or approval of the holders of such securities, the Company's stockholders or otherwise.

Section 3.4 Authority; Noncontravention.

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (b) The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to the loss of a benefit under or increase of obligation under, or result in the creation of any Lien upon any of the properties or assets owned by, licensed to, or leased by the Company or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any Contract, commitment, arrangement, understanding, instrument, permit, concession, franchise or similar authorization applicable to the Company or any of its Subsidiaries or their respective assets or (iii) subject to the governmental filings and other matters referred to in Section 3.4(c), (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Transactions.

      (c) No consent, approval, order or authorization of, action by or in respect of, or registration, recordation, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of
(A) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement, the Stockholders Agreement and the Transactions;
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse

Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Transactions.

Section 3.5 SEC Documents; Undisclosed Liabilities.

      (a) The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since June 18, 2002 the ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and none of the Company SEC Documents when filed (unless amended or superseded in a Company Filed SEC Document, then on the date of such later filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in a Company SEC Document has been revised or superseded in a Company Filed SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring non-material year-end audit adjustments).

      (c) Section 3.5(c) of the Company Disclosure Letter contains the unaudited consolidated financial statements of the Company as of December 31, 2002 and such financial statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of December 31, 2002 and their consolidated results of operations and cash flows for the year then ended (except for the omission of the notes thereto and subject to non-material year-end audit adjustments).

      (d) Except (i) as reflected in the most recent financial statements included in the Company Filed SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Transactions, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.6 Intellectual Property.

      (a) The Company and its Subsidiaries have such ownership of or such rights by license or otherwise in all patents and patent applications, mask works, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, brands, titles, copyrights, subsidiary rights, copyright registrations and applications, trade secrets, names and likenesses, know-how, proprietary processes, compositions of matter, formulae, designs, computer software programs, domain names and other proprietary rights as are necessary to conduct and permit the conduct of the business of the Company and its Subsidiaries as currently conducted and currently proposed to be conducted (collectively, the "Intellectual Property Rights"), except where the failure to have such ownership or right by license or otherwise, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted and currently proposed to be conducted does not infringe upon the intellectual property rights of any third party or violate the privacy rights of any third party or defame any third party. There are no present or, to the Knowledge of the Company, threatened infringements or violations of or factual basis on which a claim for infringement or violation could reasonably be asserted with respect to the Intellectual Property Rights by any third party, except, in either case, for such infringements or violations which, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      (c) Except as set forth in Section 3.6 (c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (i) that contains any non-competition covenant or exclusivity commitment that restricts, in any material respect, the manner in which, medium in which, or the localities in which, all or a material portion of the business of the Company and its Subsidiaries, taken as a whole, is conducted, (ii) pursuant to which the Company or any of its Subsidiaries has assigned, transferred, licensed or granted to a third party any Intellectual Property Right on an exclusive basis or (iii) that contains any "most favored nation" pricing provision.

      (d) The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect the Company's and its Subsidiaries' rights in the Company's or its Subsidiaries' confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its Subsidiaries, and, without limiting the foregoing, each of the Company and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Parent and all current and former employees and contractors of the Company and any of its Subsidiaries have executed such an agreement and the Company or its Subsidiaries has secured valid written assignments from all consultants and employees who contributed to the creation or development of any Intellectual Property Rights of the rights to such contributions that the Company or its Subsidiaries does not already own by operation of law. The Company has entered into written agreements with all third parties whose confidential information the Company or its Subsidiaries have used or to whom rights to access have been to the Company's or its Subsidiaries confidential information. To the Company's Knowledge, all use, disclosure or appropriation of the Company's or its Subsidiaries' confidential information by, or to, a third party has been pursuant to the terms of a written agreement between the Company or its Subsidiaries and such third party. To the Company's Knowledge, all use, disclosure or appropriation of confidential information of a third party by the Company, its Representatives or its Subsidiaries has been pursuant to the terms of a written agreement between the Company or its Subsidiaries and such third party, or is otherwise lawful.

      (e) Except as set forth in Section 3.6(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any opinion of counsel regarding any third party patents.

      (f) Except as set forth in Section 3.6(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered, or permitted the disclosure or delivery, to any escrow holder or other third party, all or any part of the source code (including any algorithm or documentation contained in, or relating to, any source code) of the Intellectual Property Rights.

      (g) Except as set forth in Section 3.6(g) of the Company Disclosure Letter and except for non-exclusive license agreements entered into in the ordinary course of business, there are no Contracts of any kind related to the Intellectual Property Rights, nor is the Company or any Subsidiary bound by, or a party to, any Contracts with respect to the Intellectual Property Rights.

Section 3.7 Absence of Certain Changes or Events. Except as contemplated by this Agreement (including those actions not prohibited under Section 5.1) or the Transactions and except for changes disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since December 31, 2002, the Company and its Subsidiaries have conducted their business only in the ordinary course, and since such date there has not been (a) any Material Adverse Change in the Company, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock (other than as expressly permitted by the terms of Section 5.1(a)), (c) any purchase, redemption or other acquisition of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities; (d) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (e) (i) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation to non-executive employees in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent financial statements included in the Company Filed SEC Documents and other than as expressly permitted by the terms of Section 5.1(k),
(ii) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, except to non-executive employees in the ordinary course of business consistent with past practice, (iii) any entry by the Company or any of its Subsidiaries into, or any amendments of, any Benefit Plan with any current or former director, executive officer or employee, except with non-key employees in the ordinary course of business consistent with past practice, (iv) any amendment to, or modification of, any Company Stock Option, (v) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting their respective assets, liabilities, results of operations or businesses, (vi) any Tax election that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries, (vii) any settlement or compromise of any material income Tax liability, (viii) any acquisition, sale or transfer of any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, (ix) any entering into by the Company or any of its Subsidiaries of any material contract or agreement, or material amendment or termination of any material contract or agreement (other than in the ordinary course of business) or default by the Company or any of its Subsidiaries under, any material Contract to which the Company or any of its Subsidiaries is a party or by which it is bound (or to the Knowledge of the Company, by any other party thereto), (x) any revaluation by the Company or any of its Subsidiaries of any of their respective material assets or (xi) except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, any lapse, reversion, termination or expiration of any Intellectual Property Rights.

Section 3.8 Litigation. There is no suit, arbitration, action, proceeding or written claim ("Litigation") pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Section 3.8 of the Company Disclosure Letter sets forth as of the date of this Agreement of a complete list of all suits, arbitrations, actions or proceedings to which the Company, or its Subsidiaries or any of their assets are, or could reasonably be expected to be, a party or bound.

Section 3.9 Certain Contracts.

      (a) Neither the Company nor any of its Subsidiaries is bound by, or a party to, any non-competition or similar restriction relating to any business, product or service anywhere in the world.

      (b) No purchase Contracts of the Company or any of its Subsidiaries continue for a period of more than twelve months or are in excess of the normal, ordinary and usual requirements of its or their business or at any excessive price.

      (c) There is no outstanding sales Contract of the Company or any of its Subsidiaries which continue for a period of more than twelve months.

      (d) Neither the Company nor any of its Subsidiaries has any outstanding Contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

      (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in default, nor to its Knowledge is there any basis for any valid claim of default, under any Contract made or obligation owed by any of them.

      (f) Neither Company nor any of its Subsidiaries has entered into any Contract to indemnify any other party against any charge of infringement of any intellectual property, other than indemnification provisions contained in license agreements or purchase orders arising in the ordinary course of business (other than guarantees by the Company or one of its wholly owned Subsidiaries on behalf of the Company or one of its wholly owned Subsidiaries).

      (g) Neither the Company nor any of its Subsidiaries has any debt obligation for borrowed money, including guarantees (other than guarantees by the Company or one of its wholly owned Subsidiaries on behalf of the Company or one of its wholly owned Subsidiaries) of or agreements to acquire any such debt obligation of others.

      (h) Neither the Company nor any of its Subsidiaries has any outstanding loan to any Person, other than to the Company or a wholly owned Subsidiary of the Company.

      (i) Neither the Company nor any of its Subsidiaries has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity (other than guarantees by the Company or one of its wholly owned Subsidiaries on behalf of the Company or one of its wholly owned Subsidiaries).

Section 3.10 Customers. There has not been any Material Adverse Change in the business relationship of the Company or any of its Subsidiaries with any customer who accounted for more than five percent of the Company's and its Subsidiaries' sales (on a consolidated basis) during the twelve months preceding the date of this Agreement.

Section 3.11      Compliance with Applicable Laws.

      (a) The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "Company Permits") that are required for them to own, lease or operate their assets and to carry on their businesses, except where the failure to have any such Company Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to the Company, any of its Subsidiaries, any of their respective assets or any Benefit Plan, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those which, individually or in the aggregate, would not reasonably be expected to (i) have a Material Adverse Effect on the Company,
(ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of any of the Transactions.

      (c) To the Company's Knowledge and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) there have been no Releases of any Hazardous Materials at, on or under any facility or property currently or formerly owned, leased, or operated by the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries is the subject of any pending or threatened investigation or proceeding under Environmental Law relating in any manner to the off-site treatment, storage or disposal of any Hazardous Materials generated at any facility or property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries has assumed or otherwise agreed to be responsible for any liabilities arising under Environmental Law. The term "Environmental Law" means any and all applicable laws or regulations or other requirements of any Governmental Entity concerning the protection of human health or the environment. The term "Hazardous Materials" means all explosive or regulated radioactive materials, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated under any Environmental Law. The term "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto, or through the environment.

Section 3.12      Benefit Plans.

      (a) Section 3.12(a) of the Company Disclosure Letter lists (i) each individual employment, termination, or severance agreement with employees or former employees of the Company whose annual compensation is at a base rate equal to or exceeding $100,000, (ii) all employee benefit plans as that term is defined in Section 3(3) of the Employee Retirement and Income Security Act of 1974 ("ERISA") and (iii) all other plans or compensation arrangements, maintained or contributed to by the Company for the benefit of its employees (or former employees) and/or their beneficiaries ("Benefit Plans"). An arrangement will not fail to be a Benefit Plan simply because it only covers one individual.

      (b) The Company has delivered or made available to the Parent a true and complete copy of the following documents (to the extent that they are applicable): (i) each Benefit Plan and any related funding agreements, including all amendments (and Section 3.12(b) of the Company Disclosure Letter includes a description of any such amendment that is not in writing), and (ii) the two most recent Form 5500s (including all applicable schedules and the opinions of the independent accountants) that were filed on behalf of any Benefit Plan.

      (c) To the Knowledge of the Company, each Benefit Plan at all times has been operated in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all applicable laws, including ERISA and the Code.

      (d) The Company does not maintain any Benefit Plan that provides (or will provide) medical, death, or other fringe benefits to former employees or independent contractors (including retirees), other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

      (e) Except as provided in Section 3.12(e) of the Company Disclosure Letter, none of the Benefit Plans provide any benefits that would result in excess parachute payments (within the meaning of Section 280G of the Code), either (i) solely as a result of the consummation of the Transactions or (ii) as a result of the consummation of the Transactions and any actions taken after the Closing. Furthermore, the consummation of the Transactions will not require the funding, whether formal or informal, of the benefits under any Benefit Plan (e.g., contributions to a Rabbi Trust).

      (f) No Benefit Plan is subject to Title IV of ERISA.

      (g) Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, none of the Persons performing services for the Company have been improperly classified as being independent contractors, leased employees or as being exempt from the payment of wages for overtime.

      (h) Other than routine claims for benefits under the Benefit Plan and those relating to qualified domestic relations orders, there are no (i) pending or (ii) to the Knowledge of the Company, threatened lawsuits or other claims against or involving any Benefit Plan, or any Fiduciary (within the meaning of Section 3(21)(A) of ERISA) of such Benefit Plan brought on behalf of any participant, beneficiary, or Fiduciary thereunder, nor is there any reasonable basis for any such claim.

      (i) The Company has no intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the Benefit Plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be, increased subsequent to the date of this Agreement. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with such Benefit Plan that could have adverse economic consequences to the Parent or the Surviving Corporation.

      (j) To the Knowledge of the Company, all costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid, and all other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the books of the Company.

      (k) For purposes of this Section 3.12(k) "Company International Plans" means each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States. As regards each such Company International Plan, unless disclosed in Section 3.12(k) of the Company Disclosure Letter, to the Knowledge of the Company, (i) each of the Company International Plans is in compliance with the provisions of the laws of each jurisdiction in which each such Company International Plan is maintained, to the extent those laws are applicable to the Company International Plans; (ii) all material contributions to, and material payments from, the Company International Plans that may have been required to be made in accordance with the terms of any such Company International Plan, and, when applicable, the law of the jurisdiction in which such Company International Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Company International Plans, and all payments under the Company International Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability in the most recent financial statements included in the Company Filed SEC Documents; (iii) the Company has materially complied with all applicable reporting and notice requirements, and all of the Company International Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Company International Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Company International Plan; (iv) each of the Company International Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) to the Knowledge of the Company, there are no pending investigations by any governmental body involving the Company International Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Company International Plans), suits or proceedings against any Company International Plan or asserting any rights or claims to benefits under any Company International Plan; and (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Company International Plan other than the triggering of payment to participants.

      (l) For purposes of this Section 3.12 only, the term the "Company" shall include any entity that is aggregated with the Company under Section 414(b),
(c), (m), or (o) of the Code.

      (m) Section 3.12(m) of the Company Disclosure Letter contains a complete listing of all employees of the Company as of the date of this Agreement.

Section 3.13      Taxes.

      (a) As used in this Agreement, (i) the terms "Tax" or "Taxes" mean (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, alternative minimum, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, estimated, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition, collection or administration of any such taxes, fees, assessments or charges, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and (B) any liability for any Tax described in the immediately preceding clause (A) as a result of being a transferee or successor, by contract or otherwise, or as a result of being or having been a member of an affiliated, consolidated or combined group, including under Treasury Regulation Section 1.1502-6 or similar state, local or foreign law or (C) any liability for any amount described in the immediately preceding clauses (A) or (B) pursuant to a tax indemnity, tax sharing or similar agreement, arrangement or understanding; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents (including any related or supporting information, schedules or exhibits) required to be filed in respect of Taxes, including any amendment with respect thereto.

      (b) There have been properly completed and filed on a timely basis (taking into account all properly obtained extensions) and in correct form all material Returns required to be filed by or with respect to the Company or any of its Subsidiaries. The foregoing Returns were correct and complete in all material respects and the Company and each of its Subsidiaries has paid or there has been paid on its behalf all Taxes due whether or not shown (or required to be shown) on a Return. An extension of time within which to file any Return that has not been filed has not been requested or granted.

      (c) As of the date of this Agreement, there are no current or pending or proposed audits or examinations of any Return relating to the Company or any of its Subsidiaries by any Taxing Authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns or the assessment of Taxes have been given by the Company or any of its Subsidiaries (or with respect to any Return which a Taxing Authority has asserted should have been filed by the Company or any of its Subsidiaries) which waivers are still in effect. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are being contested in good faith and an adequate reserve therefor has been established in accordance with GAAP and is fully reflected in the financial statements included in the Company Filed SEC Documents or the financial statements included in Section 3.5(c) of the Company Disclosure Letter.

      (d) The accruals and reserves for unpaid Taxes of the Company or any of its Subsidiaries (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the most recent financial statements included in the Company Filed SEC Documents are adequate in accordance with GAAP to cover all Taxes accrued or accruable through the date thereof. The Company has no liability for unpaid Taxes incurred after the date of the most recent financial statements included in the Company Filed SEC Documents, other than Taxes incurred by it in the ordinary course of business.

      (e) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing consolidated, combined or similar Returns other than the group of which the Company is the common parent. Neither the Company nor any of its Subsidiaries is or at any time has been a party to or bound by (nor will the Company or any of its Subsidiaries become a party to or bound by) any tax indemnity, tax sharing, tax allocation or similar agreement that includes a party other than the Company or any of its Subsidiaries.

      (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      (g) The Company and each of its Subsidiaries has complied in all material respects with the provisions of the Code (and similar provisions under any other laws) relating to the withholding and payment of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Entities all material amounts required to be withheld and paid over. The Benefit Plans and the other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that would reasonably be expected to cause such disallowance to apply to any such amounts.

      (h) To the Knowledge of the Company, no claim has ever been made by a Taxing Authority with respect to the Company or any of its Subsidiaries in a jurisdiction where such entity does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

      (i) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (j) Except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any material Tax upon any of the assets or properties of the Company or any of its Subsidiaries.

      (k) Neither the Company nor any of its Subsidiaries owns an interest in an entity that would be treated as a partnership for federal income Tax purposes.

      (l) Neither the Company nor any of its Subsidiaries has been required to make, nor has there been proposed, any adjustment pursuant to Section 481 of the Code.

      (m) The Company is not a collapsible corporation under Section 341 of the Code and has not filed an election as a consenting corporation under Section 341(f) of the Code.

Section 3.14 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by the Parent in connection with the offer and sale of shares of Parent Common Stock in connection with the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.15 Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock, as of the record date for the Company Stockholders Meeting, adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement or any of the Transactions.

Section 3.16 State Takeover Statutes. The board of directors of the Company, either directly or through action of a duly authorized committee thereof has taken all necessary action to ensure that the provisions of Section 203 of the DGCL do not apply to the Parent or Merger Sub in connection with the Stockholders Agreement, the Merger and the other Transactions. No other state takeover statute or similar statute or regulation is applicable to the Merger or the other Transactions.

Section 3.17 Brokers. No broker, investment banker, financial advisor or other Person, other than UBS Warburg, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to the Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

Section 3.18 Opinion of Financial Advisor. The Company has received the written opinion of UBS Warburg, dated February 25, 2003, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company, a signed copy of which opinion has been or promptly will be delivered to the Parent.

Section 3.19 Absence of Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures. The Company and each of its Subsidiaries that is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

Section 3.20 Insider Interests. To the Knowledge of the Company, no officer or director of the Company or any of its Subsidiaries has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any of its Subsidiaries.

Section 3.21 Rights Agreement. The Company has taken all actions necessary to ensure that the execution of this Agreement and the consummation of the Transactions will not cause the Parent or any of its Subsidiaries to be deemed an Acquiring Person (as defined in the Rights Agreement). Neither the Distribution Date nor the Stock Acquisition Date (each as defined in the Rights Agreement) has occurred or will occur as a result of this Agreement or any of the Transactions.

                                   ARTICLE 4
                  REPRESENTATIONS OF THE PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by the Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Letter") and making reference to the particular Section of this Agreement to which exception is being taken (which disclosures shall also constitute representations and warranties hereunder), the Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Corporate Power. Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing, licensing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent. The Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Merger Sub, in each case as amended to the date of this Agreement.

Section 4.2 Capital Structure. The authorized capital stock of the Parent consists of 150,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share, of the Parent (the "Parent Authorized Preferred Stock"). As of February 18, 2003, (a) 54,782,061 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Authorized Preferred Stock were issued and outstanding, and (c)32,097,186 shares of Parent Common Stock are reserved for issuance under the Parent's 1989 Stock Plan, the Parent's 1990 Stock Plan, the Parent's 1999 Equity Incentive Plan, the Parent's Employee Stock Purchase Plan, the Management Graphics, Inc. 1985 Nonqualified Stock Option Plan, and the Splash Technology Holdings, Inc. 1996 Stock Option Plan (of which there were 11,763,408 outstanding options or rights as of February 20, 2003 to acquire shares of Parent Common Stock). No bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote are issued or outstanding. All outstanding shares of capital stock of the Parent are, and all shares which may be issued in connection with the Transactions will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and free and clear of any Liens (other than Liens created by the holders thereof and restrictions on transfer arising under applicable securities laws).

Section 4.3      Authority; Noncontravention.

      (a) Each of the Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, as applicable. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms.

      (b) The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or loss of a benefit under or increase of any obligation under, or result in the creation of any Lien upon any of the properties or assets of the Parent or Merger Sub under, (i) the certificate of incorporation or bylaws of the Parent or Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization applicable to the Parent or Merger Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case, applicable to the Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect on the Parent,
(y) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Transactions.

      (c) No consent, approval, order or authorization of, action by, or in respect of, or registration, recordation, declaration or filing with, any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement by the Parent and Merger Sub, the consummation by the Parent and Merger Sub of the Transactions, except for (i) the filing with the SEC of (A) the Proxy Statement,
(B) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Stockholders Agreement and the Transactions; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (iii) such filings with and approvals of the NASDAQ National Market to permit the shares of Parent Common Stock that are to be issued in connection with the Merger to be listed on The NASDAQ National Market; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect on the Parent, (y) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Transactions.

Section 4.4      SEC Documents; Undisclosed Liabilities.

      (a) The Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 2001 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents when filed (and if amended or superseded in a Parent Filed SEC Document, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in a Parent SEC Document has been revised or superseded in a Parent Filed SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal non-material recurring year-end audit adjustments).

      (c) Except (i) as reflected in the financial statements included in the Parent SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Transactions, neither the Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Parent.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by the Parent specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which


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

they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act. No representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

Section 4.6 Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement, the Stockholders Agreement or the Transactions and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Parent Filed SEC Documents"), since December 31, 2001, the Parent and its Subsidiaries have conducted their business only in the ordinary course, and since such date there has not been any Material Adverse Change in the Parent.

Section 4.7 Voting Requirements. No vote of any class or series of capital stock of the Parent is necessary to approve and adopt this Agreement and the Transactions.

Section 4.8 Operations of Merger Sub. Merger Sub has engaged in no business activities and has conducted its operations only as contemplated hereby.

Section 4.9 Litigation. There is no Litigation pending, or to the Knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or any of its Subsidiaries having, or which would reasonably be expected to (a) have, individually or in the aggregate, a Material Adverse Effect on the Parent, (b) impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or (c) prevent or materially delay the consummation of any of the Transactions.

Section 4.10 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent.

Section 4.11 Absence of Questionable Payments. Neither the Parent nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Parent or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Parent nor any of its Subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Parent or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures. The Parent and each of its Subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

Section 4.12 Insider Interests. No officer or director of the Parent or any of its Subsidiaries has any material interest in any property, real or personal, tangible or intangible, including inventions, patents, trademarks or trade names, used in or pertaining to the business of the Parent or any of its Subsidiaries.

                                   ARTICLE 5
                                    COVENANTS

Section 5.1 Conduct of the Company's Business. Except as set forth in Section
5.1 of the Company Disclosure Letter, as otherwise expressly contemplated by this Agreement or as consented to in writing by the Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact their business to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

      (a) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned Subsidiary of the Company to its parent, (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, (other than pursuant to the exercise of existing stock repurchase rights listed in Section 3.3 of the Company Disclosure Letter);

      (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (i) the issuance of Company Stock Options granted consistent with past practice to new employees (other than executive officers) of the Company; provided that each such Company Stock Option shall have an exercise price per share equal to the closing price per share of Company Common Stock on the grant date, shall have standard vesting provisions in conformity with customary practice and shall not have any provisions which accelerate in whole or in part the vesting or exercisability of such option in connection with the Transactions or any termination of service at or at any time following the Merger, (ii) the issuance of Company Common Stock upon the exercise of (A) the Company Stock Options, and
(B) the Company Warrants, in each case outstanding as of the date hereof in accordance with their present terms, or upon the exercise of the Company Stock Options referred to in clause (i) in accordance with their terms, or (iii) the issuance of shares of Company Common Stock pursuant to the ESPP in accordance with its present terms and not in violation of this Agreement;

      (c) amend its certificate of incorporation, bylaws or other comparable organizational documents;

      (d) acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantially all of assets of, or by any other manner, any business or any Person;

      (e) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

      (f) (i) purchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other Contract to maintain any financial statement condition of another Person or enter into any Contract having the economic effect of any of the foregoing, except for intercompany indebtedness between the Company and any of its wholly-owned Subsidiaries or between such Subsidiaries, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, except for employee advances made in the ordinary course of business consistent with past practice;

      (g) make or agree to make any new capital expenditures which, individually, are in excess of $25,000 or, in the aggregate, are in excess of $100,000 or enter into any commitment for the purchase, lease or use of any real property;

      (h) make any Tax election that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its Subsidiaries or settle or compromise any material income Tax liability;

      (i) (A) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or Litigation (whether or not commenced prior to the date of this Agreement) other than (1) the payment of an aggregate of $250,000 in connection with Litigation or (2) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent financial statements included in the Company Filed SEC Documents or incurred in the ordinary course of business consistent with past practices since the date of such financial statements, or (B) waive the benefits of, agree to modify in any manner, terminate, release any Person from or fail to enforce any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

      (j) except as required by law or contemplated hereby, enter into, adopt or amend or terminate any Benefit Plan or any other Contract, plan or policy involving the Company or its Subsidiaries, and one or more of its directors, officers or employees, or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined;

      (k) except for normal increases relating to non-executive employees in the ordinary course of business consistent with past practice or as required by the terms of any employment agreement (the existence of which does not constitute a violation of this Agreement), increase the compensation of any director, officer or other employee or pay any benefit or amount not required by a Benefit Plan as in effect on the date of this Agreement to any such Person;

      (l) increase the aggregate number of employees of the Company to more than ten employees/consultants from the number of employees set forth in Section 3.12(m) of the Company Disclosure Letter;

      (m) enter into any operating lease or incur (other than in the ordinary course of business consistent with past practice) any liability or obligation not required by GAAP to be recorded on the Company's consolidated balance sheet at the time of incurrence;

      (n) manage its cash, cash equivalents and working capital except in accordance with past practices (which practices include applying commercially reasonable efforts to collect receivables and not paying liabilities or other obligations until they become due and payable);

      (o) transfer or license to any Person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company or its Subsidiaries other than in the ordinary course of business consistent with past practices; provided that in no event shall the Company or any of its Subsidiaries license on an exclusive basis or sell any Intellectual Property Rights;

      (p) enter into or amend any Contract pursuant to which any Person is granted exclusive marketing, manufacturing or other rights with respect to any product, service, process or technology of the Company or its Subsidiaries;

      (q) enter into any Contract which, if it were in existence on the date of this Agreement, would be required to be disclosed pursuant to Section 3.9; or

      (r) authorize, commit or agree to take any of the foregoing actions.

Section 5.2 Advice of Changes. The Company and the Parent shall promptly advise the other party orally and in writing to the extent it has Knowledge of (a) any representation or warranty made by it (and, in the case of the Parent, made by Merger Sub) contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.2(a) or Section 6.3(a), respectively, would not be satisfied, (b) the failure by it (and, in the case of the Parent, by Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event causing, or which is reasonably likely to cause, any of the conditions set forth in Article 6 not to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

Section 5.3 No Solicitation by the Company.

      (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to directly or indirectly through another Person, (i) solicit, initiate, resume or encourage (including by way of furnishing or disclosing non-public information) any Takeover Proposal, (ii) participate in any discussions or negotiations regarding any Takeover Proposal, or (iii) enter into any Acquisition Agreement; provided, however, that if, at any time prior to the date of the

Company Stockholders Meeting (the "Applicable Period"), the board of directors of the Company (or the special committee thereof) determines in its good faith judgment, after consultation with outside legal counsel, that the failure to furnish such information or participate in such negotiations or discussions would likely result in a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company and its representatives may, in response to a Takeover Proposal with a price greater than the Transaction Value that is otherwise reasonably likely to lead to a Superior Proposal which was not solicited by it in violation of this Section 5.3(a), and subject to providing prior written notice of its decision to take such action to the Parent and compliance with Section 5.3(c), (x) furnish information with respect to the Company and its Subsidiaries to any Person making a Takeover Proposal with a price greater than the Transaction Value that is otherwise reasonably likely to lead to a Superior Proposal pursuant to a customary confidentiality agreement on terms at least as restrictive as the Confidentiality Agreement that permits the disclosures to the Parent required by this Agreement and (y) participate in discussions or negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as such term is defined in Section 13(d) of the Exchange
Act) relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class or series of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person or "group" (as such term is defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class or series of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction or the sale or other transfer of all or substantially all of its assets involving the Company or any of its Subsidiaries, other than the Transactions.

      (b) Neither the board of directors of the Company nor any committee thereof shall (i) withdraw, modify or supplement, or propose publicly to withdraw modify or supplement, in a manner adverse to the Parent, the approval or recommendation by such board of directors or such committee of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which did not arise out of or was not related to a breach of Section 5.3(a), the board of directors of the Company (or the independent committee thereof) may (subject to this and the following sentence) terminate this Agreement and recommend such Superior Proposal (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth Business Day following the Parent's receipt of written notice advising the Parent that the board of directors of the Company (or the independent committee thereof) is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the board of directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation), after considering all terms and conditions of such proposal, including the likelihood and timing of its consummation, that such proposal would result in a transaction delivering to the Company's stockholders superior value, from a financial point of view, to the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the board of directors of the Company (or the independent committee thereof), is reasonably capable of being obtained by such third party.

      (c) In addition to the obligations of the Company set forth in Sections 5.3(a) and 5.3(b), the Company shall promptly (and no later than 24 hours after receipt) advise the Parent orally and in writing of any request for information or of any inquiry with respect to a Takeover Proposal, the material terms and conditions of such request, inquiry or Takeover Proposal and the identity of the Person making such request, inquiry or Takeover Proposal. The Company will promptly keep the Parent informed of the status and details (including amendments or changes or proposed amendments or changes) of any such request, inquiry or Takeover Proposal.

      (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the board of directors of the Company (after consultation with outside legal counsel), failure so to disclose would constitute a breach of its obligations under applicable law.

Section 5.4 The Form S-4 and the Proxy Statement; the Stockholders Meeting.

      (a) As soon as practicable following the date of this Agreement, the Parent and the Company shall prepare, and the Parent shall file with the SEC, the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and the Parent shall use commercially reasonable efforts (including the preparation of amendments to such documents and the provision of supplemental information in response to SEC comments) to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action. If at any time prior to the Effective Time any information relating to the Company or the Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that (i) the Form S-4 would not include any misstatement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (ii) the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as applicable, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 or the Proxy Statement (including documents incorporated therein by reference) will be made by either the Parent or the Company without providing the other party a reasonable opportunity to review and comment thereon. The Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise the Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

      (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold the a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of obtaining the Company Stockholder Approval. The Company shall engage a proxy solicitation firm to assist it in attempting to obtain the requisite vote of its stockholders. Subject to Section 5.3(d), the Company shall, through its board of directors, recommend to its stockholders the adoption of this Agreement. Without limiting the generality of the foregoing but subject to its right to terminate this Agreement pursuant to Section 5.3(b), the Company agrees that its obligations pursuant to the first sentence of this
Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

Section 5.5 Letters of the Company's Accountants. The Company shall use commercially reasonable efforts to cause to be delivered to the Parent two letters from the Company's independent public accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. The Company shall provide all reasonable cooperation to the Company's independent public accountants to enable them to issue the letters referred to in this Section 5.5 and shall use all reasonable efforts to cause them to do so.

Section 5.6 Access to Information; Confidentiality. Upon reasonable notice and subject to the Confidentiality Agreement, dated February 6, 2003, between the Parent and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause each of its Subsidiaries to, afford to the Parent and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request (including the Company's outside accountants work papers and the Company's monthly financial statements). The Company shall not be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this Section 5.6 shall limit the Parent's or Merger Sub's reliance on or the enforceability of any representation or warranty made by the Company herein. The Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

Section 5.7 Reasonable Efforts.

      (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Merger and make effective the Merger and the other Transactions as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding any other provision of this Agreement, neither the Company nor any of its Subsidiaries shall be entitled to (nor shall Parent or any of its Subsidiaries be required to) divest or hold separate or otherwise take or commit to take any action that limits the Parent's or the Surviving Corporation's freedom of action with respect to, or ability to retain, the Company or any of its Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries, without the Parent's prior written consent (which may be withheld in the Parent's sole and absolute discretion). Nothing in this Agreement shall require the Parent to commence Litigation to remove any Restraint issued under any antitrust law.

      (b) Prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of any Company Permits are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to effect such transfers, amendments or modifications.

      (c) In connection with and without limiting the foregoing, the Parent, the Company and their respective boards of directors shall (i) take all action necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Transactions and (ii) if any takeover statute or similar statute becomes applicable to this Agreement or any of the Transactions, take all action necessary to ensure the Transactions are completed as soon as practicable.

      (d) Unless the statute of limitations will bar the bringing of such claim after the termination of this Agreement, no party shall, directly or indirectly, bring or initiate (including by counterclaim or impleader) any litigation or other action before a Governmental Entity or arbitration against another party or involving or affecting their assets.

Section 5.8 Employee Matters.

      (a) As soon as practicable after the Closing Date (the "Benefits Date"), the Parent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to similarly situated non-represented employees of the Parent who are hired by the Parent after January 1, 2003. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Parent), the Parent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company (other than equity-based plans, programs and arrangements) provided to employees of the Company as of the date hereof.

      (b) With respect to each benefit plan, program, practice, policy or arrangement maintained by the Parent (the "Parent Plans") in which employees of the Company participate on the Benefit Date, (i) service with the Company and its Subsidiaries (or their respective predecessors) prior to the Effective Time shall be credited against all service and waiting period requirements under the Parent Plans (provided that such recognition shall not be for the purpose of determining (A) retirement benefits under the Parent's defined contribution plans (unless otherwise required by law), (B) any Parent subsidy under the Parent's retiree health plans) and (C) Parent's sabbatical benefit, (ii) the Parent Plans shall not provide any pre-existing condition exclusions and (iii) the deductibles, copayments and out-of-pocket maximums in effect under the Parent Plans shall be reduced by any deductibles, copayments and out-of-pocket maximums paid by such individuals under the Company Benefit Plans for the plan year in which the Effective Time occurs. Unless Parent consents otherwise in writing, the Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

      (c) Within a reasonable period of time after the last business day of each month after the date hereof and on the Closing Date, the Company shall, as and to the extent necessary, deliver to Parent any additional information which Company reasonably believes would affect the determination of each person who the Company reasonably believes is a "disqualified individual" (within the meaning of Section 280G of the Code).

      (d) Employees of the Company who transfer to the employment of the Parent or the Surviving Corporation after the Effective Time and meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan (the "Parent ESPP") shall be eligible to begin payroll deductions under that plan as of the next entry date thereunder beginning after the Effective Time.

Section 5.9 Indemnification, Exculpation and Insurance.

      (a) The Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of the Company (as each is in effect on the date hereof), the existence of which has been disclosed in the Company Disclosure Letter, shall be assumed by the Parent and the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and the Parent shall cause the Surviving Corporation to honor all such rights.

      (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or otherwise dissolves the Surviving Corporation, then, and in each such case, the Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.

      (c) The Parent shall for a period of not less than six years after the Effective Time, either (i) maintain the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time ("D&O Insurance") with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof or (ii) cause to be provided by a reputable insurance company coverage no less favorable, including with respect to coverage and amount, to such directors or officers, as the case may be, than the D&O Insurance, so long as the aggregate premium therefor would not be in excess of $1.2 million (such amount the "Maximum Premium"). If the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, the Parent will obtain as much D&O Insurance as can be obtained for the remainder of such period for an aggregate premium not in excess of the Maximum Premium.

      (d) The provisions of this Section 5.9 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Section 5.10      Fees and Expenses.

      (a) All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholders Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of the Parent and the Company shall in any event bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees).

      (b) If this Agreement is terminated pursuant to:

      (i) Section 7.1(b)(ii) if the Company or any of its Subsidiaries enters into an Acquisition Agreement or consummates any Takeover Proposal, for consideration per share of Company Common Stock equal to or great than the Transaction Value, within twelve months of such termination of (changing the 15% amounts referred to in the definitions thereof in Section 5.3(a) to 40% for purposes of this Section 5.10(b)), the Company shall, within two Business Days, pay to the Parent $828,000 (the "Termination Fee") by wire transfer of immediately available funds;

      (ii) Section 7.1(d), the Company shall, within two Business Days of such termination, pay to the Parent the Termination Fee by wire transfer of immediately available funds;

      (iii) Section 7.1(f), the Company shall, prior to such termination, pay to the Parent the Termination Fee by wire transfer of immediately available funds.

      The Company acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the Transactions, and that without these agreements the Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.10(b), the Company shall pay to the Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Section 5.11 Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Transactions, the Merger and the Stockholders Agreement. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

Section 5.12 Affiliates. The Company shall deliver to the Parent at least thirty days prior to the Closing Date, a letter identifying all Persons who are, at the time of such letter, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such Person to deliver to the Parent at least twenty days prior to the Closing Date, a written agreement substantially in the form of Exhibit B.

Section 5.13 Listing. The Parent shall use commercially reasonable efforts to cause the Parent Common Stock issuable as part of the Merger Consideration to be approved for listing on the

NASDAQ National Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

Section 5.14 Litigation. The Company shall give the Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the Transactions, this Agreement or the Stockholders Agreement.

Section 5.15 Rights Agreement. The Company's board of directors shall not after the date of this Agreement, without the prior written consent of the Parent, (a) waive or amend any provision of the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including redeeming the rights or take any action to facilitate a Takeover Proposal; provided however, that at any time during the Applicable Period if the board of directors of the Company (or the special committee thereof) determines in its good faith judgment, after consultation with outside legal counsel, that the failure to take such action or make such determination under, waive or amend the Rights Agreement would likely result in a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company's board of directors may take such action or make such determination under, waive or amend the Rights Agreement.

Section 5.16      Obligations of Merger Sub; Voting of Shares.

      (a) The Parent shall cause Merger Sub to perform all of its obligations under this Agreement and in connection with the Transactions.

      (b) The Parent shall vote, or cause to be voted, in favor of adoption of this Agreement, all shares of Company Common Stock owned by the Parent or any of its Subsidiaries as of the record date (the "Record Date") for the Company Stockholders Meeting.

Section 5.17 Stockholders Agreement Legend. The Company will inscribe upon any certificate representing Subject Shares (as defined in the Stockholders Agreement) tendered by a Stockholder (as defined in the Stockholders Agreement) in connection with any proposed transfer of any Subject Shares by a Stockholder in accordance with the terms of the Stockholders Agreement the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 26, 2003, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY";

and the Company will return such certificate containing such inscription to the Stockholder within three Business Days following the Company's receipt thereof.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) The Company Stockholder Approval shall have been obtained.

      (b) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger, (ii) prohibiting or limiting the ownership or operation by the Company or the Parent and their respective Subsidiaries of any material portion of the business or assets of the Company or the Parent and their respective Subsidiaries taken as a whole, or compelling the Company or the Parent and their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or the Parent and their respective Subsidiaries, taken as a whole, as a result of the Merger or any of the other Transactions or the Stockholders Agreement or (iii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company or the Parent, as applicable; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

      (c) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      (d) The shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on The NASDAQ National Market, subject to official notice of issuance.

Section 6.2 Conditions to Obligations of the Parent and Merger Sub. The obligation of the Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) The representations and warranties of the Company set forth herein shall be true and correct as of the date hereof and as of the Effective Time, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

      (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

      (c) There shall have been no Material Adverse Change in the Company since the date of this Agreement that shall not have been cured by the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

      (d) The Parent shall have received the letters described in Section 5.5 from the Company's independent public accountants.

Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) The representations and warranties of the Parent and Merger Sub set forth herein shall be true and correct as of the date hereof and as of the Effective Time, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent. The Company shall have received a certificate signed on behalf of the Parent by an authorized signatory of the Parent to such effect.

      (b) The Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of the Parent by an authorized signatory of the Parent to such effect.

      (c) There shall have been no Material Adverse Change in the Parent since the date of this Agreement that shall not have been cured by the Closing Date, and the Company shall have received a certificate signed on behalf of the Company by an authorized signatory of the Parent to such effect.

                                    ARTICLE 7
                                   TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

      (a) by mutual written consent of the Parent, Merger Sub and the Company;

      (b) by either the Parent or the Company:

      (i) if the Merger shall not have been consummated by June 30, 2003, but the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

      (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (including at any adjournment or postponement thereof);

      (iii) if any Restraint having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable, but the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint;

      (c) by the Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), and (ii) is incapable of being or has not been cured by the Company within 30 calendar days following its receipt of written notice from the Parent of such breach or failure to perform;

      (d) by the Parent, if (i) there shall be a breach of Section 5.3 that results in a Superior Proposal being made or (ii) the Company's board of directors (or any committee thereof) shall have (whether or not permitted by this Agreement) modified, withdrawn or supplemented their recommendation of this Agreement and the Transactions in a manner adverse to the Parent;

      (e) by the Company, if the Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b), and (ii) is incapable of being or has not been cured by the Parent within 30 calendar days following its receipt of written notice from the Company of such breach or failure to perform;

      (f) by the Company in accordance with Section 5.3(b); provided that, in order for the termination of this Agreement pursuant to this Section 7.1(f) to be deemed effective, the Company shall have complied with all provisions of
Section 5.3, including the notice provisions therein, and with applicable requirements of Section 5.10, including the payment of the Termination Fee; or

      (g) by the Company, within five Business Days following the Record Date, if on or before the Record Date, the Parent has not exercised the option in full to purchase shares of Company Common Stock granted under the Stock Option Agreement, dated as of February 13, 2003, by and between the Company and the Parent.

Section 7.2 Effect of Termination. If this Agreement is terminated by either the Company or the Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent or the Company, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements in this Agreement. The Confidentiality Agreement, the final sentence of Section 5.6, Section 5.10, this Section 7.2 and
Article 8 shall survive any termination of this Agreement.

Section 7.3 Procedure for Termination. If a party has a right to terminate this Agreement under Section 7.1, it may only exercise that right by delivering notice to the other parties of such termination, stating the subsection of
Section 7.1 providing the basis for such termination and paying any required fees.

                                   ARTICLE 8
                               GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.2 Amendment. This Agreement may be amended by the parties at any time prior to the Effective Time; provided that after receipt of the Company Stockholder Approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.3 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Section 8.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by internationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to the Parent or Merger Sub, to:

                  Electronics for Imaging, Inc.
                  303 Velocity Way
                  Foster City, California  94404
                  Telecopy No.:  650.357.3776
                  Attention:  General Counsel

         With a copy (which shall not constitute notice) to:

                  Richards Layton & Finger P.A.
                  One Rodney Square
                  Wilmington, Delaware 19899-0551
                  Telecopy No.:  302.784.7035
                  Attention:  Gregory V. Varrallo; and

         (b)      If to the Company, to:

                  Printcafe Software, Inc.
                  Forty 24th Street
                  Pittsburgh, Pennsylvania  15222
                  Telecopy No.:  412.456.1151
                  Attention:  Chief Executive Officer

         With copies (which shall not constitute notice) to:

                  Potter Anderson & Corroon LLP
                  1513 North Market Street
                  Wilmington, Delaware  19801
                  Telecopy No.:  302.778.6029
                  Attention:  Michael B. Tumas; and

                  Morgan, Lewis & Bockius LLP
                  One Oxford Centre, Thirty Second Floor
                  Pittsburgh, Pennsylvania  15219
                  Telecopy No.:  412.560.3399
                  Attention:  Kimberly A. Taylor

Section 8.5       Definitions.  For purposes of this Agreement:

         (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

         (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York.

         (c) "Contract" means any written, oral, electronic or other contract, lease, license, arrangement, commitment, undertaking or understanding (whether or not defenses exist to enforceability)

         (d) "Knowledge" of any Person that is not an individual means the actual knowledge of such Person's executive officers after reasonable inquiry.

         (e) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or the Parent, any change, effect, event, occurrence, condition or development or state of facts that (i) is or would reasonably be expected to be materially adverse to the business, assets or results of operations or condition (financial or other) of such party and its Subsidiaries, taken as a whole, or (ii) prevents or materially delays the consummation of the Merger or any other Transactions, in each case, other than any change, effect, event, occurrence, condition or development or state of facts (A) relating to the U.S. economy in general, (B) relating to the industry in which such party operates in general (and not having a materially disproportionate effect on such party relative to most other industry participants), (C) resulting from the announcement or pendency of the Transactions or (D) in respect of decreases in such party's stock price (provided that any effect described in clauses (A), (B) or (C) is direct and that the party claiming such effect shall have the burden of proving such direct effect); provided however, in the case of the Company, none of (x) the acceleration of the maturity date of any of the Company's existing indebtedness, (y) the delisting of the Company Common Stock from the Nasdaq National Market or (z) the inclusion of a "going concern" or similar qualification in the audit opinion delivered by the Company's auditors in connection with their report on the Company's financial statements for the year ended December 31, 2002 shall constitute a Material Adverse Effect or a Material Adverse Change.

         (f) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (g) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

Section 8.6 Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the word "include," "includes" or "including" is used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto. If there is an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Each provision of this Agreement shall be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided in this Agreement, each such provision be read separately, be given independent significance and not be construed as limiting any other provision in this Agreement (whether or not more general or more specific in scope, substance or context). No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

Section 8.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered (whether delivered by telecopy or otherwise) one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (including the Exclusivity Letter dated February 12, 2003) and (b) except for the provisions of Section 5.9, are not intended to confer upon any Person, other than the parties, any rights or remedies.

Section 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or otherwise) that would cause the application of the laws of any jurisdiction, other than the State of New York, except to the extent that the DGCL is mandatorily applicable to the Merger; provided, however, that the laws of the State of Delaware shall govern the relative rights, obligations, powers, duties and other internal affairs of each party and its board of directors.

Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.11 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware of and for the County of New Castle if any dispute arises out of this Agreement or any of the Transactions; provided that if there is no equitable subject matter jurisdiction in the Court of Chancery, each party consents to submit itself to the personal jurisdiction of such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Court of Chancery (or such other court) and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware of and for the County of New Castle; provided, that if the Court of Chancery declines to exercise equitable jurisdiction over any such action (or any part thereof), then each party agrees that it will transfer any such action (or part thereof) only to, or recommence any such action (or part thereof), only in such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute. EACH OF PARENT, MERGER SUB, AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS.

Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         Each of the Parent, Merger Sub and the Company has caused this Agreement to be duly executed and delivered as of the date first written above.

                                         ELECTRONICS FOR IMAGING, INC.


                                         By:  /s/ Guy Gecht
                                         Name:  Guy Gecht
                                         Title:  Chief Executive Officer

                                         STRATEGIC VALUE ENGINEERING, INC.


                                         By:  /s/ John Ritchie
                                         Name:  John Ritchie
                                         Title:  Vice President

                                         PRINTCAFE SOFTWARE, INC.


                                         By:  /s/ Marc D. Olin
                                         Name:  Marc D. Olin
                                         Title:  Chief Executive Officer

                                                                         Annex I

                               DEFINED TERMS INDEX


Accounting Rules.........................................................     15
Acquisition Agreement....................................................     33
Adjusted Option..........................................................      9
Affiliate................................................................     45
Agreement................................................................      1
Applicable Period........................................................     33
Benefit Plans............................................................     20
Benefits Date............................................................     37
Business Day.............................................................     45
Cash Consideration.......................................................      3
Cash Election............................................................      3
Certificate of Merger....................................................      2
Certificates.............................................................      4
Closing..................................................................      1
Closing Date.............................................................      1
Closing Parent Share Value...............................................      3
Code.....................................................................      7
Company..................................................................      1
Company Authorized Preferred Stock.......................................     12
Company Common Stock.....................................................      1
Company Disclosure Letter................................................     11
Company ESPP.............................................................     10
Company Filed SEC Documents..............................................     17
Company International Plans..............................................     22
Company Permits..........................................................     19
Company SEC Documents....................................................     15
Company Stock Options....................................................     13
Company Stock Plans......................................................     12
Company Stockholder Approval.............................................     25
Company Stockholders Meeting.............................................     35
Company Warrants.........................................................     10
Confidentiality Agreement................................................     35
Contract.................................................................     45
Control..................................................................     45
D&O Insurance............................................................     38
DGCL.....................................................................      1
Dissenting Shares........................................................      8
Effective Time...........................................................      2
Election.................................................................      4
Election Deadline........................................................      4
Environmental Law........................................................     20
ERISA....................................................................     20
Exchange Act.............................................................     14

Exchange Agent...........................................................      4
Exchange Fund............................................................      5
Exchange Ratio...........................................................      3
Form of Election.........................................................      4
Form S-4.................................................................     24
GAAP.....................................................................     15
Governmental Entity......................................................     14
Hazardous Materials......................................................     20
Holder...................................................................      4
Intellectual Property Rights.............................................     16
Knowledge................................................................     45
Liens....................................................................     11
Litigation...............................................................     18
Material Adverse Change..................................................     45
Material Adverse Effect..................................................     45
Maximum Premium..........................................................     38
Merger...................................................................      1
Merger Consideration.....................................................      4
Merger Sub...............................................................      1
Non-Election Shares......................................................      3
Parent...................................................................      1
Parent Authorized Preferred Stock........................................     26
Parent Common Stock......................................................      3
Parent Disclosure Letter.................................................     26
Parent ESPP..............................................................     38
Parent Filed SEC Documents...............................................     29
Parent Plans.............................................................     37
Parent SEC Documents.....................................................     28
Permitted Liens..........................................................     12
Person...................................................................     46
Proxy Statement..........................................................     14
Record Date..............................................................     40
Release..................................................................     20
Restraints...............................................................     41
Returns..................................................................     23
Rights...................................................................     12
Rights Agreement.........................................................     12
SEC......................................................................     14
Securities Act...........................................................     15
Stock Consideration......................................................      3
Stock Election...........................................................      3
Stockholders.............................................................      1
Stockholders Agreement...................................................      1
Subsidiary...............................................................     46
Superior Proposal........................................................     33
Surviving Corporation....................................................      1

Takeover Proposal........................................................     33
Tax......................................................................     22
Taxes....................................................................     22
Taxing Authority.........................................................     22
Termination Fee..........................................................     39
Transaction Value........................................................      3
Transactions.............................................................     14

                                                                       Exhibit A


                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT, dated as of February 26, 2003 (this "Agreement"), by and between the Electronics For Imaging, Inc., a Delaware corporation (the "Parent"), and the undersigned stockholders (each a "Stockholder" and collectively the "Stockholders") of Printcafe Software, Inc., a Delaware corporation (the "Company").

                                    RECITALS

            Concurrently with the execution of this Agreement, the Parent, Strategic Value Engineering, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (the "Merger Agreement"), which provides for the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

            Stockholder is the record holder and Beneficial Owner of, and has voting control with respect to, such number of shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock") set forth on the signature page of this Agreement (the "Subject Shares"). "Beneficial Owner" has the meaning ascribed to the term "beneficial owner"in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and correlative terms shall have a corresponding meaning.

            As a material inducement to enter into the Merger Agreement and to consummate the Merger, the Parent desires Stockholder to agree, and Stockholder is willing to agree to vote the Subject Shares and any other such shares of capital stock of the Company acquired by Stockholder so as to facilitate consummation of the Merger.

                                    AGREEMENT

            The parties to this agreement, intending to be legally bound, agree as follows:

1.    Voting of Subject Shares.

      Section 1.1 Voting Agreement. Subject to the terms and conditions of this Agreement, at every annual and special meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause (including by the Proxy, as hereinafter defined) to be voted the Subject Shares and any New Shares (as defined herein):

      (a) in favor of adoption of the Merger Agreement, the approval of the transactions contemplated thereby and by this Agreement, and approval of the Merger and any action in furtherance thereof;

      (b) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of assets, change of control, or acquisition of the Company by any other person, or any merger, consolidation or business combination of the Company with or into any other person to the extent such transaction is undertaken in connection with the Merger;

      (c) in favor of any matter that could reasonably be expected to facilitate the Merger;

      (d) against approval of any Takeover Proposal or any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

      (e) against any of the following actions: (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any Subsidiary of the Company with any person or entity other than the Parent or Merger Sub, (B) any sale, lease or transfer of any material part of the assets of the Company or any Subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (D) any change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Stockholder shall not, from the date of this Agreement until the Expiration Date (as hereinafter defined), enter into any agreement or understanding with any Person to vote (other than the Proxy granted in connection herewith) or give instructions inconsistent with this Section 1.1.

      Section 1.2 Proxy. Concurrently with the execution of this Agreement: (i) Stockholder shall deliver to the Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to the Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any Subject Shares that are Beneficially Owned (but are not owned of record) by Stockholder.

      Section 1.3 New Shares.

      (a) Stockholder agrees that any shares of capital stock of the Company that (i) Stockholder holds of record and Beneficially Owns on the date hereof and should have listed on the signature page of this Agreement, or (ii) purchases or with respect to which such Stockholder otherwise acquires record or Beneficial Ownership or voting control with respect to after the execution of this Agreement and prior to the Expiration Date (the foregoing clauses (i) and (ii) together "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Subject Shares.

      (b) After the execution of this Agreement until the Expiration Date, Stockholder shall execute or cause to be executed such further proxies as may be requested by the Parent with respect to any New Shares of which Stockholder acquires or discovers Beneficial Ownership, and such Stockholder shall promptly notify the Parent upon acquiring or discovering Beneficial Ownership of any additional securities of the Company.

2.    Transfer of Subject Shares.

      Section 2.1 No Disposition or Encumbrance of Subject Shares. Stockholder covenants and agrees that, from the date of this Agreement until after the Company Stockholders Meeting, such Stockholder will not, directly or indirectly:
(i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or permit or announce any offer, sale, offer of sale, contract of sale or grant of any option for the purchase of, or permit or announce any other disposition or transfer of) any of the Subject Shares, or any interest in any of the Subject Shares, to any Person other than the Parent or a Person that expressly agrees to be bound as a Stockholder by all of the terms of this Agreement; (ii) create or permit to exist any Lien on or otherwise affecting any of the Subject Shares; or (iii) reduce Stockholder's Beneficial Ownership of, interest in or risk relating to any of the Subject Shares.

      Section 2.2 Transfer of Voting Rights. Stockholder covenants and agrees that, from the date of this Agreement until after the Company Stockholders Meeting, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy (other than the Proxy granted in connection herewith) or enter into a voting agreement or similar contract with respect to any of the Subject Shares.

3. Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that such Stockholder may have in connection with the Merger.

4.    Representations and Warranties of the Stockholder.

      Each Stockholder (severally and not jointly) represents and warrants, with respect to such Stockholder, to the Parent:

      Section 4.1 Ownership of Subject Shares. Stockholder represents and warrants that Stockholder (i) is the record and Beneficial Owner of and has the sole right to vote the Subject Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances (other than restrictions on transfer arising under state or federal securities laws or pursuant to this Agreement) and (ii) does not own, either Beneficially or of record, any shares of capital stock of the Company other than the Subject Shares.

      Section 4.2 No Conflict. The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any legal requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on or otherwise affecting any of the Subject Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected. The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of Stockholder's obligations under this Agreement and the granting of the Proxy by Stockholder will not, require any consent of any Person.

      Section 4.3 Power; Enforceability. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. Stockholder has all requisite power and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and assuming the due authorization, execution and delivery by the Parent, constitute the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

      Section 4.4 Continuous Warranty. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

      Section 4.5 No Other Proxy. Stockholder represents that any proxies heretofore given in respect of the Subject Shares, if any, are not irrevocable, and that such proxies (other than the Proxy) are hereby revoked.

5.    Representations and Warranties of Parent.

            The Parent represents and warrants to the Stockholder that it has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of, and the performance of the Parent's obligations under, and the consummation by the Parent of the transactions contemplated by, this Agreement have been duly authorized by all necessary action on the part of the Parent and no other proceedings on the part of the Parent are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and, assuming due authorization, execution and delivery by the Stockholder, constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

6. Covenants of Stockholder. Stockholder hereby covenants and agrees to cooperate fully with the Parent and to execute and deliver any additional documents reasonably necessary or desirable and to take such further actions, that in the reasonable opinion of the Parent may be reasonably necessary to carry out the intent of this Agreement.

7. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of
(a) any agreements
between such Stockholder and the Company or (b) pursuant to any other rights such Stockholder may have.

8. Termination. This Agreement and any Proxy granted in connection herewith shall terminate and shall have no further force or effect upon the earlier of
(i) the date of the Effective Time, (ii) the date the Merger Agreement is terminated in accordance with its terms, (iii) a date agreed to by mutual written consent of the Parent and the Stockholder and (iv) June 30, 2003. Such termination date of this Agreement is referred to herein as the "Expiration Date." If this Agreement is terminated pursuant to this Section 8, this Agreement will become null and void and of no effect with no liability on the part of any party to this Agreement and all proxies granted hereunder will be automatically revoked; provided that such termination will not relieve any party to this Agreement from any liability for its breach of this Agreement.

9. No Restraint on Director Action. This Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder or its representatives from acting in accordance with such person's fiduciary duties as an officer or director of the Company.

10. Limited Voting Rights. Stockholder will retain at all times the right to vote such Stockholder's Subject Shares, in Stockholder's sole discretion, on all matters other than those set forth in Section 1.1 which are at any time or from time to time presented to the Company's stockholders generally. Nothing in this agreement shall obligate Stockholder to vote the Subject Shares (a) in order effect an amendment to the terms of the Merger Agreement or (b) in favor of the adoption of the Merger Agreement after the board of directors of the Company has modified its recommendation of the Merger Agreement in favor of a Superior Proposal (as such term is defined in the Merger Agreement).

11.   Miscellaneous.

      Section 11.1 Survival of Representations, Warranties and Agreements. None of the representations, warranties and agreements made by Stockholder in this Agreement shall survive the Expiration Date; provided, however that the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

      Section 11.2 Waiver. Any party to this Agreement may (a) extend the time for the performance of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracy of any representations or warranties of the other party to this Agreement or (c) waive compliance by the other party with the terms of this Agreement by the other party to this Agreement. Any such action on the part of a party hereto shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts, particular parties and other circumstances shall not be deemed a waiver with respect to any other facts, party or circumstances and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

      Section 11.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

      Section 11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      Section 11.5 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without prior written consent of the other party hereto. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any person to whom any Subject Shares are transferred. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person any rights or remedies of any nature upon any Person, other than the parties to this Agreement.

      Section 11.6 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      Section 11.7 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Parent upon any such violation, the Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Parent at law or in equity.

      Section 11.8 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by internationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Parent:        Electronics For Imaging, Inc.
                                 303 Velocity Way
                                 Foster City, California  94404
                                 Telecopy No.: 650.357.3776
                                 Attention:  General Counsel

                                 With a copy (which shall not constitute
                                 notice) to:

                                 Richards Layton & Finger P.A.
                                 One Rodney Square
                                 Wilmington, Delaware 19899-0551
                                 Telecopy No.:  302.784.7035
                                 Attention:  Gregory V. Varallo


            If to a Stockholder: To the address for notice set
                                 forth on the last page hereof.

                                 With a copy (which shall not constitute notice) to:

                                 Potter Anderson & Corroon LLP
                                 1513 North Market Street
                                 Wilmington, Delaware  19801
                                 Telecopy No.:  302.778.6029
                                 Attention:  Michael B. Tumas; and to:

                                 Morgan, Lewis & Bockius
                                 One Oxford Centre, Thirty Second Floor
                                 Pittsburgh, Pennsylvania  15219
                                 Telecopy No.:  412.560.3399
                                 Attention:  Kimberly A. Taylor

                                 Buchanan Ingersoll Professional Corporation
                                 301 Grant Street, 20th Floor
                                 Pittsburgh, Pennsylvania  15219
                                 Telecopy No.:  412.562.1041
                                 Attention: Carl A. Cohen and David A. Grubman

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      Section 11.9 Governing Law.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or otherwise) that would cause the application of the laws of any jurisdiction, other than the State of New York, except to the extent that the DGCL is mandatorily applicable to the voting and transfer of the Subject Shares; provided, however, that the laws of the State of Delaware shall govern the relative rights, obligations, powers, duties and other internal affairs of the Company and its board of directors.

      (b) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware of and for the County of New Castle if any dispute arises out of this Agreement or any of the Transactions contemplated hereby; provided that if there is no equitable subject matter jurisdiction in the Court of Chancery, each party consents to submit itself to the personal jurisdiction of such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Court of Chancery (or such other court) and
(c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware of and for the County of New Castle; provided, that if the Court of Chancery declines to exercise equitable jurisdiction over any such action (or any part thereof), then each party agrees that it will transfer any such action (or part thereof) only to, or recommence any such action (or part thereof), only in such other federal or state court within the State of Delaware having subject matter jurisdiction over such dispute. EACH OF PARENT, MERGER SUB, AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 11.10 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, either written oral, among the parties with respect to the subject matter of this Agreement.

      Section 11.11 Agreement Negotiated. The form of this Agreement has been negotiated by or on behalf of the Parent and the Company, each of which was represented by attorneys who have carefully negotiated the provisions hereof. Stockholder acknowledges that he or it has been advised to, and has had the opportunity to, consult with his or its personal attorney prior to entering into this Agreement. As a consequence, the Parent and the Stockholders do not believe that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

      Section 11.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered (whether delivered by facsimile or otherwise) one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 11.13 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      Section 11.14 Legends. Any stock certificates representing the Subject Shares or the New Shares shall be legended at the request of the Parent to reflect the voting agreement and, if applicable, the irrevocable proxy granted by this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

            ELECTRONICS FOR IMAGING, INC.

            By:
                --------------------------------------------------------
            Name:
                  ------------------------------------------------------
            Title:
                  ------------------------------------------------------



Number of shares of Common Stock Beneficially Owned:
                                                     ---------------------

STOCKHOLDER:

---------------------------

                                    EXHIBIT A

                                IRREVOCABLE PROXY

            The undersigned stockholder of Printcafe Software, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints and constitutes the board of directors of Electronics For Imaging, Inc., a Delaware corporation (the "Parent"), and each of them, or any other designee of the Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company Beneficially Owned by the undersigned, which shares are listed on the final page of this irrevocable proxy (the "Irrevocable Proxy") and any and all other shares or securities issued or issuable in respect thereof, or otherwise acquired by the undersigned on or after the date hereof (collectively, the "Subject Shares"), until the earlier of (i) the date of the Effective Time (ii) the date the Merger Agreement (as hereinafter defined) is terminated in accordance with its terms, (iii) a date agreed to by mutual written consent of the Parent and the Stockholder and
(iv) June 30, 2003, such termination date being referred to herein as the "Expiration Date." Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Expiration Date.

            This Irrevocable Proxy is irrevocable (to the fullest extent provided by applicable law), is coupled with an interest, is granted pursuant to the Stockholders Agreement, dated as of February 26, 2003, by and between the Parent and the undersigned stockholder of the Company (the "Stockholders Agreement"), and is granted in consideration of the Parent entering into the Agreement and Plan of Merger, dated as of February 26, 2003 (the "Merger Agreement"), by and among the Parent, Strategic Value Engineering, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Parent, and the Company. Capitalized terms used but not otherwise defined in this Irrevocable Proxy have the meanings given to such terms in the Merger Agreement.

            The attorneys and proxies named above, and each of them, are hereby authorized and empowered to by the undersigned at any time prior to the Expiration Date to act as the undersigned's attorney and proxy to vote the Subject Shares and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents with respect to the Subject Shares pursuant to the General Corporation Law of the State of Delaware) at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise:

      (a) in favor of adoption of the Merger Agreement, the approval of the transactions contemplated thereby and by the Stockholders Agreement, and approval of the Merger and any action in furtherance thereof;

      (b) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of assets, change of control, or acquisition of the Company by any other person, or any merger, consolidation or business combination of the Company with or into any other person to the extent such transaction is undertaken in connection with the Merger;

      (c) in favor of any matter that could reasonably be expected to facilitate the Merger;

      (d) against approval of any Takeover Proposal or any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

      (e) against any of the following actions: (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any Subsidiary of the Company with any person or entity other than the Parent or Merger Sub, (B) any sale, lease or transfer of any material part of the assets of the Company or any Subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (D) any change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

            Nothing herein shall obligate the undersigned Stockholder to vote the Subject Shares (a) with respect to an amendment to the Merger Agreement or
(b) in favor of the adoption of the Merger Agreement after the board of directors of the Company has modified its recommendation of the Merger Agreement in favor of a Superior Proposal (as such term is defined in the Merger Agreement).

            The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Subject Shares on all such other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.


                 Signature of Stockholder:
                                           -------------------------------------
                 Print Name of Stockholder:
                                            ------------------------------------
                 Shares Beneficially Owned:
                                            ------------------------------------

                                                                       Exhibit B

                            FORM OF AFFILIATE LETTER

Ladies and Gentlemen:

      The undersigned, a holder of shares of common stock, par value $0.0001 per share (the "Company Common Stock"), of Printcafe Software, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of a subsidiary of Electronics for Imaging, Inc., a Delaware corporation (the "Parent"), with and into the Company, securities of the Parent, as the parent of the surviving corporation in the Merger (the "Parent Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

      If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that the Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of the Parent Securities by the undersigned.

      The undersigned hereby represents to and covenants with the Parent that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (a) pursuant to an effective registration statement under the Securities Act, (b) in conformity with the volume and other limitations of Rule 145 or (c) in a transaction which, in the opinion of counsel to the Parent or other counsel satisfactory to the Parent or as described in a "no-action" or interpretive letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

      The Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the Parent Securities by the undersigned under Rule 145 in accordance with the terms thereof.

      The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing the Parent Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Parent from independent counsel reasonably satisfactory to the Parent to the effect that such legends are no longer required for purposes of the Securities Act.

      There will be placed on the certificates for the Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."

      The undersigned acknowledges that (a) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Parent Securities and (b) the receipt by the Parent of this letter is an inducement to the Parent's obligations to consummate the Merger.

                                       Very truly yours,



                                       Signature:
                                                 -----------------------------

                                       Printed Name:
                                                    --------------------------


                                      B-2